Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Present INM-901 Data at Alzheimer’s Association
International Conference (AAIC) 2025

●	Long-term INM-901 treatment in preclinical studies in advanced disease continues to show multi-modal activity

Vancouver, British Columbia – July 28, 2025. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced that it is presenting new preclinical data from its INM-901 program at the upcoming Alzheimer’s Association International Conference (AAIC) 2025, the world’s leading forum for Alzheimer’s disease (“AD”) and dementia research.

Data will be presented in a scientific poster entitled, “Therapeutic Potential of INM-901 in Mitigating Alzheimer’s Disease Pathology: Insights from a Long-term 5xFAD Mouse Model Study”. The Alzheimer’s disease preclinical study measured hippocampal RNA expression, inflammatory markers, immunohistochemistry and behavioral differences following long-term treatment with INM-901 and as compared to healthy and to untreated diseased subjects in a well-established model.

This latest study evaluates INM-901 in the well-established 5xFAD AD mouse model, using a longer treatment duration and subjects with more advanced disease to validate and expand upon previous findings, which have demonstrated improvements in cognitive function, anxiety-related behavior, and sensory responsiveness.

Summary of INM-901 Long-term 5xFAD study:

●	Hippocampal RNA Expression - Several genes associated with inflammation, the endocannabinoid system, synaptic dysfunction and oxidative stress and apoptosis (cell death) were evaluated following treatment. In some cases, INM-901 demonstrated a dose-dependent trend towards a return to non-diseased baseline following treatment.

●	Inflammation – Treatment with INM-901 resulted in a significant reduction in the inflammatory biomarkers IFN-γ, TNF-α, IL-1β, KC-GRO, IL-2 and NfL, suggesting a dose-dependent therapeutic effect in neuroinflammation.

●	Immunohistochemistry - Amyloid-beta (Aβ) immunoreactivity is reduced following INM-901 treatment in a dose-dependent manner. MAP2, the microtubule-associated protein 2 is a protein found in the neurons, especially in the dendrites and is involved in neurite outgrowth and signal transduction of the neurons, is partially restored with INM-901 treatment.

●	Behavioral – Cognitive function, anxiety-related behavior, and sensory responsiveness were restored or approaching normal following INM-901 treatment.

Conference Details

Conference: Alzheimer’s Association International Conference (AAIC)

Dates: July 27–31, 2025

Location: Toronto, Canada

Website: https://aaic.alz.org/

Presentation poster will be available on InMed’s website following the conference.

Dr. Eric Hsu, SVP, Preclinical Research & Development at InMed, commented, “The latest data continues to build on mounting preclinical evidence of the potential of INM-901 as a multi-targeted treatment candidate for Alzheimer’s disease. INM-901 demonstrates a differentiated therapeutic approach in mitigating Alzheimer’s pathology and we are excited to share the results from this study with the Alzheimer’s disease community at the AAIC.”

INM-901: Targeting multiple biological pathways in Alzheimer’s disease

INM-901 is a proprietary small molecule drug candidate under development for the treatment of AD, with multiple mechanisms of action targeting key pathological features of the disease. Key attributes include:

●	Behavioral Improvements: INM-901 demonstrates positive trends in cognitive function, anxiety-related behavior, and sensory responsiveness.

●	Anti-Inflammatory Action: INM-901 demonstrates strong neuroinflammatory modulation in AD pathology.

●	Neuroprotection: INM-901 significantly reduces amyloid-beta-induced cell death.

●	Neuronal Regeneration: INM-901 promotes neurite outgrowth, indicating its ability to enhance neuronal connectivity and function.

●	Molecular Validation: mRNA data aligns with behavioral findings, supporting observed improvements in cognition, memory and neurogenesis.

About AAIC

The Alzheimer’s Association International Conference (‘AAIC’) is a premier global event dedicated to advancing research and innovation in the fields of dementia and cognitive health. This annual gathering unites scientists, medical professionals, and thought leaders from across the globe to share the most recent discoveries, developments, and best practices in the field. Topics range from groundbreaking research to new care techniques, all focused on improving early diagnosis, managing risks, and enhancing approaches to Alzheimer’s and related diseases.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: the potential efficacy of INM-901, INM-901’s ability to treat Alzheimer’s, marketability and uses for INM-901.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-Q, in Item 1A. of the Quarterly Report for the period ended March 31, 2025, and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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